Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	West Corporation [WSTC]

Date of Event Requiring Statement
(Month/Day/Year):	July 22, 2015

Footnotes to Form 4

(1)  This statement is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Equity Fund VI Investors (West), L.P. (“THL West”), THL Equity Fund VI Investors (West) HL, L.P. (“THL West HL”) together with THL Equity VI, Parallel Fund VI, DT Fund VI, THL Coinvestment, THL West and THL West HL, (the “THL Funds”) as well as Putnam Investment Holdings, LLC (“Putnam”) and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”).

The reporting person is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of THL Coinvestment and THL Equity Advisors VI, LLC, which in turn is the general partner of THL Equity VI, Parallel Fund VI, DT Fund VI, THL West, and THL West HL.  THL Advisors is attorney-in-fact of Putnam Investments, LLC, which is the managing member of Putnam, which in turn is the managing member of Putnam III.

(2)  Represents shares of the Issuer repurchased by Issuer from the following entities:  68,609 shares sold by THL Equity VI; 46,459 shares sold by Parallel Fund VI; 8,115 shares sold by DT Fund VI; 126 shares sold by THL Coinvestment; 350 shares sold by Putnam; 350 shares sold by Putnam III; 36,032 shares sold by THL West; and 5,512 shares sold by THL West HL.

(3)  Each of the Reporting Persons disclaims beneficial ownership of the shares listed in the report, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.

(4)  This amount represents the price per share paid by the underwriter in connection with the offering.